Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contact:	Peter J. Corso Executive VP & Treasurer (518) 673-3243

CNB FINANCIAL CORP. REPORTS SECOND QUARTER 2001 EARNINGS

CNB Financial Corp. (Nasdaq: CNBF) today announced that core cash earnings, were $0.28 diluted earnings per share, or $2.065 million for the quarter ended June 30, 2001 compared to $0.34 diluted earnings per share, or $2.543 million for the same period in 2000. Core cash earnings, as reported by the Company, excludes goodwill amortization, securities write-downs, and a transition adjustment for the cumulative effect of a change in accounting principle. Diluted earnings per share, stated in accordance with generally accepted accounting principles, were $0.25, or $1.865 million for the quarter ended June 30, 2001, compared to $0.25 diluted earnings per share, or $1.912 million for the same period in 2000. Diluted earnings per share were $0.52, or $3.881 million for the six-months ended June 30, 2001, compared to $0.54, or $4.096 million for the same period in 2000.

The primary reason for the decrease in core cash earnings for the quarter ended June 30, 2001 when compared to the same period in 2000 can be attributed to a decrease in the Company’s net interest margin. The Company’s net interest margin for the quarter ended June 30, 2001 was 3.49%, a decrease of 43 basis points from net interest margin of 3.92% for the same period in 2000. The decrease in net interest margin resulted in a decrease of $656,000 in net interest income for the quarter ended June 30, 2001 when compared to the same period in 2000. The Company anticipates that the net interest margin will increase in the third quarter of 2001.

Total loans and leases outstanding at June 30, 2001 amounted to $546.895 million as compared to $531.384 million and $497.454 million at March 31, 2001 and June 30, 2000, respectively. The increase from the prior year is primarily the result of continued focus on commercial and residential mortgage lending. Total assets at June 30, 2001 amounted to $992.601 million compared to $945.162 million at June 30, 2000. Total deposits increased from $792.448 million at June 30, 2000 to $839.609 million at June 30, 2001. The increase in deposits is primarily related to entering several new markets during 1999 and 2000.

On June 19, 2001, the Company announced it entered into a definitive agreement to merge into NBT Bancorp Inc. Under the terms of the agreement, the Company’s stockholders will receive 1.2 shares of NBT Bancorp Inc. common stock for each share of CNB Financial Corp. common stock. The merger, which has been unanimously approved by the boards of directors of CNB Financial Corp. and NBT Bancorp Inc., is subject to regulatory approvals as well as approvals by each company’s shareholders and is expected to close in the fourth quarter of 2001.

Headquarted in Canajoharie, New York, CNB Financial Corp. is the holding company for Central National Bank, Canajoharie, and Central Asset Management, Inc. Central National Bank provides a broad range of deposit and loan products to area consumers, businesses and government entities. The Bank operates 29 full service branch offices and two financial service centers throughout nine counties in Central New York. Central Asset Management provides investment advisory services. Visit our web site on the World Wide Web at http://www.canajocnb.com.

Except for historical information contained herein, the matters discussed in this news release and other information contained in CNB Financial Corp.’s Securities and Exchange Commission filings may express “forward-looking statements”. Those “forward-looking statements” may involve risks and uncertainties, including statements concerning future events or performance and assumptions and other statements that are other than statements of historical facts. CNB Financial Corp. wishes to caution readers not to place undue reliance on any “forward-looking statements”, which speak only as of the date made. Readers are advised that various risk factors, including but not limited to: (1) credit risk, (2) interest rate risk, (3) competition, (4) technology risk, (5) changes in the regulatory environment, (6) changes in general business and economic trends, and (7) delay of or failure to complete the merger with NBT Bancorp. Inc., could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected. CNB Financial Corp. does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to any “forward-looking statements” to reflect the occurrence of unanticipated events or circumstances after the date of such statement.

This news release may be deemed to be solicitation material in respect of the proposed merger of CNB Financial Corp. (CNB) with NBT Bancorp Inc. (NBT) pursuant to an Agreement and Plan of Merger, dated as of June 19, 2001, by and between NBT and CNB (the Agreement). Filing of this news release is being made in connection with Regulation of Takeovers and Security Holder Communications (Release No. 33-7760, 34-42055) promulgated by the Securities and Exchange Commission (SEC).

CNB and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Agreement. These directors and executive officers include the following: Van Ness D. Robinson, Donald L. Brass, Peter J. Corso, Holly C. Craver, Michael D. Hewitt, J. Carl Barbic, Joseph A. Santangelo and John P. Woods, Jr. As of May 31, 2001, these directors and executive officers beneficially owned in the aggregate 586,026 shares, or approximately 7.90 percent of CNB’s outstanding common stock. Additional information about the directors and executive officers of CNB is included in CNB’s proxy statement for its 2001 Annual Meeting of Shareholders dated April 3, 2001.

In conjunction with the proposed merger, NBT will file with the SEC a registration statement on SEC Form S-4. The registration statement will contain a joint proxy statement/prospectus, which describes the proposed merger of NBT and CNB and the proposed terms and conditions of the merger. Stockholders of NBT and CNB are encouraged to read the registration statement after it is filed and the joint proxy statement/prospectus contained in the registration statement, because these documents will contain important information about the merger. The registration statement, including the joint proxy statement/prospectus, will be available for free, both on the SEC’s web site (www.sec.gov) or by contacting NBT Bancorp Inc., Attention: Michael J. Chewens, 52 South Broad Street, Norwich, New York 13815, telephone 607-337-6520; or CNB Financial Corp., Attn: Holly C. Craver, 24 Church Street, Canajoharie, New York 13317, telephone 518-673-3243

Pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934.

CNB Financial Corp.
Summary of Unaudited Quarterly Financial Data

	2001		2000
	30-Jun	31-Mar	31-Dec	30-Jun

		(Amounts in thousands)
Condensed consolidated balance sheets

Cash and due from banks	$14,319	$15,725	$16,528	$19,350

Federal funds sold	—	3,700	—	—

Trading securities	9,550	6,994	—	—

Securities available for sale	388,066	372,090	365,409	390,192

Loans and leases	546,895	531,384	533,112	497,454

Allowance for loan and lease losses	(8,435)	(8,277)	(8,145)	(8,736)

Net loans and leases	538,460	523,107	524,967	488,718

Goodwill	17,471	17,804	18,135	18,799

Other real estate owned and repossessed assets	941	1,102	1,134	888

Other assets	23,794	23,842	25,167	27,215

Total assets	$992,601	$964,364	$951,340	$945,162

Non-interest-bearing deposits	$79,138	$65,458	$69,134	$66,240

Interest-bearing deposits	760,471	764,106	730,804	726,208

Total deposits	839,609	829,564	799,938	792,448

Short-term borrowings	50,871	32,280	52,605	65,628

Long-term borrowings	5,385	5,560	5,658	5,851

Other liabilities	12,942	13,712	11,993	9,175

Total liabilities	908,807	881,116	870,194	873,102

Capital securities	18,000	18,000	18,000	18,000

Stockholders’ equity	65,794	65,248	63,146	54,060

Total liabilities, capital securities, and stockholders’ equity	$992,601	$964,364	$951,340	$945,162

Condensed consolidated income statements

Interest income	$16,998	$17,275	$17,740	$17,597

Interest expense	9,023	9,339	10,006	8,966

Net interest income	7,975	7,936	7,734	8,631

Provision for loan and lease losses	360	260	395	320

Net interest income after provision for loan and lease losses	7,615	7,676	7,339	8,311

Non-interest income:

Service charges on deposit accounts	759	633	697	644

Net gain (loss) on securities transactions (1)	224	640	(808)	(645)

Other income	472	472	516	567

Total non-interest income	1,455	1,745	405	566

Non-interest expenses:

Salaries and employee benefits	2,398	2,666	2,046	2,305

Occupancy and equipment	798	811	646	700

Data processing	678	714	680	610

Goodwill	331	332	332	331

Capital securities	361	427	427	420

Other expenses	1,815	1,512	2,403	1,916

Total non-interest expenses	6,381	6,462	6,534	6,282

Income before income tax expense and cumulative effect change in accounting principle	2,689	2,959	1,210	2,595

Income tax expense	824	848	360	683

Net income before cumulative effect change in accounting principle	1,865	2,111	850	1,912

Cumulative effect change in accounting principle, net of tax (2)	—	(95)	—	—

Net income	$1,865	$2,016	$850	$1,912

(1)	Includes write-downs taken for the other-than-temporary impairment on corporate debt securities totaling $1.181 million and $720,000 for the quarters ended December 31, 2000 and June 30, 2000, respectively.

(2)	Cumulative effect change in accounting principle is due to the adoption of Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities”, which resulted in a $159,000 pre-tax transition adjustment.

	(Dollars in thousands, exluding per share amounts)

Financial Highlights

Per common share:

Basic earnings —Before cumulative effect (1)	$0.25	$0.28	$0.11	$0.26

Basic earnings —After cumulative effect (1)	$0.25	$0.27	$0.11	$0.26

Diluted earnings —Before cumulative effect (1)	$0.25	$0.28	$0.11	$0.25

Diluted earnings —After cumulative effect (1)	$0.25	$0.27	$0.11	$0.25

Core cash diluted earnings (2)	$0.28	$0.31	$0.23	$0.34

Common shares outstanding:

Average —diluted	7,508	7,495	7,485	7,507

Period end	7,421	7,474	7,474	7,475

Return on (annualized):

Average assets	0.76%	0.86%	0.36%	0.81%

Average stockholders’ equity	11.49%	12.66%	5.82%	14.23%

Average assets —core cash (2)	0.84%	0.98%	0.74%	1.08%

Average stockholders’ equity —core cash (2)	12.72%	14.51%	12.05%	18.92%

Yield on average earning assets (3)	7.38%	7.79%	7.84%	7.91%

Cost of interest-bearing liabilities	4.42%	4.77%	5.00%	4.52%

Net interest spread (3)	2.96%	3.02%	2.84%	3.39%

Net interest margin (3)	3.49%	3.60%	3.43%	3.92%

Loan quality:

Nonaccrual loans	$4,432	$4,283	$4,415	$4,792

Accruing loans past due 90 days or more	615	278	249	386

Total non-performing loans	$5,047	$4,561	$4,664	$5,178

Non-performing loans to total loans and leases	0.92%	0.86%	0.87%	1.04%

Allowance for loan and lease losses to non-performing loans	167.13%	181.47%	174.64%	168.71%

Allowance for loan and lease losses to total loans and leases	1.54%	1.56%	1.53%	1.76%

(1)	Cumulative effect change in accounting principle is due to the adoption of Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities”, which resulted in a $159,000 pre-tax transition adjustment ($95,000 after-tax).

(2)	Core cash earnings, as reported by the Company, excludes goodwill amortization, the write-downs taken for the other-than-temporary impairment on corporate debt securities, and the transition adjustment for the cumulative effect change in accounting principle.

(3)	Ratios are calculated using fully tax equivalent interest income.

CNB Financial Corp.
Summary of Unaudited Financial Data for the six months ended June 30, 2001 and 2000

	2001	2000
	30-Jun	30-Jun

Condensed consolidated income statement	(Amounts in thousands, excluding per share amounts)

Interest income	$34,273	$34,568

Interest expense	18,362	17,410

Net interest income	15,911	17,158

Provision for loan and lease losses	620	740

Net interest income after provision for loan and lease losses	15,291	16,418

Non-interest income:

Service charges on deposit accounts	1,392	1,224

Net gain (loss) on securities transactions (1)	864	(326)

Other income	944	1,069

Total non-interest income	3,200	1,967

Non-interest expenses:

Salaries and employee benefits	5,064	4,982

Occupancy and equipment	1,609	1,427

Data processing	1,392	1,231

Goodwill	663	663

Capital securities	788	835

Other expenses	3,327	3,685

Total non-interest expenses	12,843	12,823

Income before income tax expense and cumulative effect change in accounting principle	5,648	5,562

Income tax expense	1,672	1,466

Net income before cumulative effect change in accounting principle	3,976	4,096

Cumulative effect change in accounting principle, net of tax (2)	(95)	—

Net income	$3,881	$4,096

(1)	Includes write-down taken for the other-than-temporary impairment on corporate debt securities totaling $720,000 for the quarter ended June 30, 2000.

(2)	Cumulative effect change in accounting principle is due to the adoption of Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities”, which resulted in a $159,000 pre-tax transition adjustment.

Financial Highlights

Per common share:

Basic earnings —Before cumulative effect (1)	$0.53	$0.55

Basic earnings —After cumulative effect (1)	$0.52	$0.55

Diluted earnings —Before cumulative effect (1)	$0.53	$0.54

Diluted earnings —After cumulative effect (1)	$0.52	$0.54

Core cash diluted earnings (2)	$0.58	$0.65

Common shares outstanding:

Average —diluted	7,502	7,533

Period end	7,421	7,475

Return on (annualized):

Average assets	0.81%	0.88%

Average stockholders’ equity	12.07%	15.05%

Average assets —core cash (2)	0.91%	1.06%

Average stockholders’ equity —core cash (2)	13.61%	18.11%

Yield on average earning assets (3)	7.58%	7.88%

Cost of interest-bearing liabilities	4.59%	4.43%

Net interest spread (3)	2.99%	3.45%

Net interest margin (3)	3.54%	3.96%

(1)	Cumulative effect change in accounting principle is due to the adoption of Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities”, which resulted in a $159,000 pre-tax transition adjustment ($95,000 after-tax).

(2)	Core cash earnings, as reported by the Company, excludes goodwill amortization, the write-downs taken for the other-than-temporary impairment on corporate debt securities, and the transition adjustment for the cumulative effect change in accounting principle.

(3)	Ratios are calculated using fully tax equivalent interest income.